Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Phil Cooper	Jim Buckley
Vice Chairman, Executive Vice President,

Executive Vice President

Chief Financial Officer

Sharon Merrill Associates, Inc.

CRA International	617-542-5300
617-425-3700

CRA INTERNATIONAL REPORTS SECOND-QUARTER

FISCAL 2005 FINANCIAL RESULTS

Revenue Increases Nearly 48 Percent on Organic Growth and Acquisitions;
Net Income Grows 36 Percent, as Consultant Utilization Reaches 81 Percent

BOSTON, June 9, 2005 — CRA International, Inc. (Nasdaq: CRAI), an internationally known leader in providing economic, financial, and management consulting services, today reported financial results for the second quarter of fiscal 2005, ended May 13, 2005.

Second-quarter fiscal 2005 revenue increased nearly 48 percent to $67.4 million from $45.7 million for the second quarter of fiscal 2004.  Net income for the second quarter of fiscal 2005 increased approximately 36 percent to $5.5 million, or $0.49 per diluted share, from $4.0 million, or $0.38 per diluted share, in the second quarter of fiscal 2004.  CRA International’s effective tax rate for the second quarter of fiscal 2005 was 44 percent compared with 43 percent in the second quarter of fiscal 2004.  Weighted average diluted shares outstanding used to calculate earnings per share in the second quarter of fiscal 2005 were 11.2 million, versus 10.7 million in the second quarter of fiscal 2004.

Revenue for the first two quarters of fiscal 2005 was $129.2 million, a 53 percent increase from $84.2 million in the same period a year earlier.  Net income for the first two quarters of fiscal 2005 was $10.1 million, a 53 percent increase from $6.6 million in the first two quarters of fiscal 2004.  Earnings per diluted share were $0.92 in the first two quarters of fiscal 2005 compared with $0.62 in the first two quarters of fiscal 2004.  Weighted average diluted shares outstanding used to calculate earnings per share in the first two quarters of fiscal 2005 were 11.0 million, versus 10.7 million in the first two quarters of fiscal 2004.

Comments on the Second Quarter

James C. Burrows, CRA International’s president and CEO, said, “Continued strength in underlying demand within our end markets, as well as contributions from our fiscal 2004 acquisitions, drove year-over-year revenue growth in nearly all of our litigation and business consulting practices in the second quarter, particularly among our largest practices.  During the quarter, four of CRA’s five largest practices recorded substantial growth, and the fifth maintained its revenue rate, from the prior-year period.  Reflecting a significant improvement in the profitability of our foreign offices and our tax planning efforts, our effective tax rate was 44 percent in the second quarter, compared with 47 percent in the first quarter.”

“During the quarter, we took additional steps to strengthen our London operations as a foundation for further penetration into Europe and other international markets.  The acquisition of Lee & Allen added 43 consultants to our roster and enhanced our ability to capitalize on consulting opportunities in Europe, Africa, and Asia.  As this acquisition occurred only 2½ weeks before our quarter-end, it did not have a material impact on our Q2 results, but it will contribute to revenues and earnings in the second half of the year.  Our expected completion of the acquisition of the former Lexecon Ltd consulting firm will reinforce our European initiative,” continued Burrows.

“CRA enjoyed strong performance from an operational perspective in the second quarter as well, with robust demand driving utilization of 81 percent, consistent with the second quarter of 2004.  Maintaining year-over-year utilization in the second quarter is a significant accomplishment considering our high level of acquisition activity in the past year and the related integration requirements.  This increase in utilization was enabled by strong organic growth in the neighborhood of 20 percent.  As a result of our utilization level and revenue growth, CRA achieved operating margins of 15.4 percent in the second quarter, in line with our long-term target of 15 percent or better,” said Burrows.

Outlook and Financial Guidance

Burrows concluded, “We believe the fundamental business trends in the markets we serve will provide sustainable demand for our consulting services for the remainder of fiscal 2005 and for the foreseeable future.  As a result, we now are raising our 2005 guidance for revenue and earnings per share growth to the 35-40 percent range from 30-35 percent, and for income from operations and net income to the 40-45 percent range from 30-35 percent.  In preparing our EPS guidance, in order to estimate potential share dilution, we utilized a stock price of approximately $55.50, which was the average closing price of the 10 trading days through June 8.  Deviations from this price will cause our earnings per share to vary based on the amount of share dilution from our stock options and convertible bonds.  Our revised guidance does not include the anticipated acquisition of the former Lexecon Ltd business.”

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Conference Call Webcast Information

CRA International will host a conference call this morning at 11:00 a.m. ET to discuss its second-quarter fiscal 2005 financial results.  To listen to a live webcast of the conference call, please visit the Investor Relations section of CRA’s website, www.crai.com.  CRA’s second-quarter fiscal 2005 conference call also can be heard live by dialing (719) 457-2692 or (800) 310-1961 five minutes prior to the call.  To speed access to the call, refer to confirmation code 5424235. A replay of the call also will be available on the Company’s website.

About CRA

Founded in 1965, CRA International is an economics, finance, and business consulting firm that works with businesses, law firms, accounting firms, and governments in providing a wide range of services.  CRA combines economic and financial analysis with expertise in litigation and regulatory support, business strategy and planning, market and demand forecasting, policy analysis, and engineering and technology management.  The firm is distinguished by a corporate philosophy of providing responsive, top-quality consulting; an interdisciplinary team approach; unsurpassed economic, financial, and other analytic skills; and pragmatic business insights.  In addition to its corporate headquarters in Boston and international offices in Brussels, Canberra, Dubai, Hong Kong, London, Melbourne, Mexico City, Sydney, Toronto, and Wellington, CRA also has U.S. offices in Cambridge, Chicago, College Station, Dallas, Houston, New York, Oakland, Pasadena, Philadelphia, Salt Lake City, Silicon Valley, and Washington, D.C.  Detailed information about CRA can be found at www.crai.com.

Statements in this press release concerning the future business, operating results, and financial condition of the Company and statements using the terms “anticipates,” “believes,” “expects,” “should,” or similar expressions, are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties.  Information contained in these forward-looking statements is inherently uncertain and actual performance and results may differ materially due to many important factors.  Such factors that could cause actual results to differ materially from any forward-looking statements made by the Company include, among others, changes in the Company’s effective tax rate, share dilution from the Company’s convertible debt offering, dependence on key personnel, attracting and retaining qualified consultants, dependence on outside experts, utilization rates, risks associated with acquisitions, the ability of the Company to complete the acquisition of the former Lexecon Ltd consulting business; risks inherent in international operations, NeuCo’s performance, management of new offices, dependence on growth of the Company’s business consulting practice, the ability of the Company to integrate successfully new consultants into its practice, intense competition, and professional liability.  Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement.  The Company undertakes no obligation to update any of its forward-looking statements after the date of this press release.

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CRA’s consolidated statements of income and consolidated balance sheet are attached.

CRA INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Twelve Weeks Ended	Twelve Weeks Ended	Twenty-four Weeks Ended	Twenty-four Weeks Ended
	May 13,	May 14,	May 13,	May 14,
	2005	2004	2005	2004

Revenues	$67,435	$45,694	$129,159	$84,195
Costs of services	40,120	26,585	77,032	48,545
Gross profit	27,315	19,109	52,127	35,650

Selling, general and administrative	16,901	12,332	32,718	23,971
Income from operations	10,414	6,777	19,409	11,679

Interest and other income (expense), net	(596)	448	(1,136)	247
Income before provision for income taxes and minority interest	9,818	7,225	18,273	11,926
Provision for income taxes	(4,320)	(3,107)	(8,294)	(5,128)
Income before minority interest	5,498	4,118	9,979	6,798
Minority interest	(9)	(90)	129	(197)
Net income	$5,489	$4,028	$10,108	$6,601

Net income per share:
Basic	$0.55	$0.40	$1.01	$0.65
Diluted	$0.49	$0.38	$0.92	$0.62

Weighted average number of shares outstanding:
Basic	10,035	10,180	9,990	10,181
Diluted	11,236	10,679	11,017	10,706

CRA INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	May 13,	November 27,
	2005	2004

Assets
Cash, cash equivalents and short-term investments	$51,689	$67,811
Accounts receivable and unbilled, net	92,473	75,531
Other current assets	15,498	19,480
Total current assets	159,660	162,822

Property and equipment, net	22,235	18,528
Goodwill and intangible assets, net	108,912	94,509
Long-term investments	—	—
Other assets	12,793	12,952
Total assets	$303,600	$288,811

Liabilities and stockholders’ equity
Current liabilities	$61,215	$61,503
Long-term liabilities	99,163	100,282
Total liabilities	160,378	161,785

Total stockholders’ equity	143,222	127,026
Total liabilities and stockholders’ equity	$303,600	$288,811